Media Contact:      Libby Hutchinson
                    1-800-228-9268
                    (206) 461-2484

Investor Contacts:  Doug Wisdorf
                    (206) 461-3805
                    JoAnn DeGrande                               Oct. 19, 1999
                    (206) 461-3186                       FOR IMMEDIATE RELEASE
                                                         ---------------------

              WASHINGTON MUTUAL ANNOUNCES STRONG THIRD-QUARTER EARNINGS;
                 HIGHER FEE INCOME, LOWER EXPENSES HIGHLIGHT QUARTER;
                      BOARD OF DIRECTORS INCREASES CASH DIVIDEND

     SEATTLE -- Washington Mutual, Inc. (NYSE: WM) announced today earnings of $470.0 million for the third quarter of 1999. These results compare to third-quarter 1998 earnings of $560.5 million, which included a $171.1 million after-tax gain on the sale of Florida branches by the former Home Savings. Diluted earnings per share were 83 cents, as compared with 96 cents per share (67 cents excluding the branch sale) in the third quarter of 1998.
     Earnings from operations, excluding transaction-related charges, were $477.9 million or 84 cents per diluted share in the third quarter of 1999 versus adjusted earnings, excluding both transaction-related charges and the Florida branch sale, of $402.2 million or 69 cents per diluted share in the third quarter of 1998.
     Based on Washington Mutual's third-quarter performance and capital position, the company's board of directors declared a cash dividend on the common stock of 26 cents per share, an increase from the previous quarter's cash dividend of 25 cents per share. Dividends on the common stock are payable Nov. 15, 1999, to shareholders of record as of Oct. 29, 1999.
     "Our management team is pleased with Washington Mutual's third-quarter performance, which reflected the continuation of solid operating fundamentals in all our business lines," said Kerry Killinger, the company's chairman, president and chief executive officer. "Growth in the loan portfolio was strong as adjustable-rate mortgages gained greater popularity among consumers. Meanwhile, Washington Mutual continued to acquire new accounts at a record pace and posted double-digit growth in noninterest income, year-over-year.
Our company also realized a reduction in operating expenses as we began to fully integrate the former operations of H.F. Ahmanson."
                                    - more -

Washington Mutual - 2

     The quarter's financial highlights included, on an operating basis, a return on average common equity of 21.39 percent; an efficiency ratio - excluding transaction-related charges and the amortization of goodwill -- of
44.54 percent; a 32 percent increase in depositor and other retail banking fee income over last year's third quarter; and a 25 percent increase in securities and insurance fees and commissions, year-over-year.
THIRD-QUARTER RESULTS
NET INTEREST AND OTHER INCOME
     The company's larger loan portfolio helped produce net interest income of $1.12 billion for the third quarter of 1999, up 5 percent from $1.06 billion a year earlier. However, the rise of short-term interest rates placed pressure on the spread and the margin. The spread during the quarter was 2.50 percent, compared with 2.69 percent for the same period last year. The margin was 2.64 percent in the most recent quarter versus 2.88 percent for third quarter 1998.
     Higher long-term interest rates prompted increased demand for adjustable-rate mortgage loans, which the company generally retained in its portfolio.
As a result, the loan portfolio grew by $8.40 billion during the third quarter. Meanwhile, mortgage-backed securities decreased by $1.73 billion in the third quarter, primarily as a result of paydowns and sales during the period.
     For the quarter, depositor and other retail banking fees were $198.4 million, up 32 percent from $150.0 million a year earlier. Helping drive this increase in fee income, the company added a record 131,371 net new retail checking accounts during the third quarter of 1999.
     Growth in noninterest income was also fueled by an increase in securities and insurance fees and commissions, which were $81.4 million for the third quarter of 1999, up 25 percent from $64.9 million for the same period one year ago.
     Reflecting the slowdown in refinancing activity and demand for fixed-rate mortgages, mortgage banking income was $14.6 million for the most recent quarter, as compared with $34.2 million for the third quarter one year ago.






                                    - more -

Washington Mutual - 3

LENDING
     Although off from the record levels of the first half of 1999, total loan originations remained strong at $12.76 billion for the quarter, up from $12.65 billion one year ago.
     Single-family residential (SFR) loan originations (excluding residential construction) were $10.00 billion, up from $9.66 billion one year ago. Of the third quarter SFR originations, 86 percent were adjustable-rate mortgages, up from 48 percent for the same period in 1998.
     Originations of loans other than SFR loans, which include consumer, commercial and residential construction loans, totaled $2.76 billion for the most recent quarter, as compared with $2.99 billion in the third quarter of 1998. Commercial real estate loan originations for last year's third quarter were unusually high.
     The company's commercial business loan portfolio increased during the third quarter of 1999 by 22 percent to $1.31 billion, as compared with $1.08 billion for the same period one year ago. The consumer finance loan portfolio reported $2.89 billion at the end of the third quarter of 1999, up 19 percent from $2.43 billion at Sept. 30, 1998.
EFFICIENCY RATIO
     Strong operating revenues, combined with effective expense management, led to an operating efficiency ratio (defined as other expenses, excluding amortization of intangible assets, as a percentage of net interest income and other income) of 45.39 percent for the most recent quarter. The ratio in last year's third quarter was 41.88 percent, which included the previously mentioned gain on the sale of Florida branches. Excluding transaction-related charges for both periods and the sale of Florida branches in the third quarter of 1998, the operating efficiency ratio was 44.54 percent for the most recent quarter versus 49.15 percent a year ago.
CREDIT QUALITY
     The company continues to carefully monitor the major real estate markets it serves to maintain asset quality. Total nonperforming assets were $1.06 billion at Sept. 30, 1999, unchanged from June 30, 1999. Nonperforming assets were 0.58 percent of total assets, compared with 0.61 percent at June 30, 1999.




                                   - more -

Washington Mutual - 4

     Reflecting the third quarter's loan growth, the company's provision for loan losses was $40.8 million, versus $34.4 million for the same period in the previous year. Net loan charge offs for the third quarter were $43.0 million, compared with $38.4 million a year earlier. At Sept. 30, 1999, loan loss reserves totaled $1.05 billion, and represented 126 percent of nonaccrual loans.
BALANCE SHEET AND CAPITAL MANAGEMENT
     Consolidated assets at Sept. 30, 1999, were $180.80 billion, up from $175.04 billion at June 30, 1999. Stockholders' equity at Sept. 30, 1999, was $8.91 billion and capital ratios of the company's banking subsidiaries continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.
     At Sept. 30, 1999, transaction account balances, including checking, savings and money market deposits, represented 55 percent of total deposits, up from 54 percent at the end of the second quarter of 1999 and 49 percent at the end of 1998. Total deposits were $81.62 billion at the end of the current quarter, as compared with $83.13 billion at the end of the second quarter of 1999.
     Killinger noted that the company continued deploying capital during the third quarter by purchasing nearly 8.7 million shares of its common stock at an average price of $34.16. Approximately 6.3 million of these shares were purchased in conjunction with Washington Mutual's merger with Long Beach Financial Corp.
COMPANY UPDATES
     --On October 1, Washington Mutual completed its acquisition of Orange, California-based Long Beach Financial, parent of Long Beach Mortgage Co. The purchase expands Washington Mutual's presence in the specialty residential mortgage market.
   Long Beach Mortgage originates, purchases, sells and services subprime residential home mortgage loans. These loans are generated through the company's relationships with a nationwide network of mortgage brokers in 68 offices. Long Beach Mortgage will retain its name and operate as a wholly owned subsidiary of Washington Mutual, Inc. At Sept. 30, 1999, Long Beach had $522.3 million in assets.




                                   - more -

Washington Mutual - 5

     --On September 2, the company announced a strategic alliance with Fannie Mae, under which the company will sell most of its fixed-rate conforming mortgage loans to the nation's largest secondary market provider of mortgage funds.
     --The company entered the final phase of its Y2K preparedness plans and remains confident that it is ready to meet the new year without any material disruption in service, Killinger said.
     --During the quarter, the company launched a new mortgage application site, www.wamumortgage.com, which allows prospective customers to complete loan applications online. The mortgage site is linked to the company's corporate site, www.wamu.com, which also provides access to PC Banking. The PC Banking service is now adding over 1,000 new customers per day.
OUTLOOK
     "Entering the final quarter of this millennium, Washington Mutual is well-positioned for success in the year 2000 and beyond," Killinger said. "Going forward, we anticipate continued momentum in new account growth and noninterest income, strong loan originations and additional efficiencies as we proceed with our follow-up integration activities. Meanwhile, we expect to continue to repurchase our common stock as it provides an attractive alternative for capital deployment, particularly at current market prices."
     With a history dating back to 1889, Washington Mutual is a financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At Sept. 30, 1999, Washington Mutual and its subsidiaries had consolidated assets of $180.80 billion. The company operates nearly 2,000 offices throughout the nation.
                                    # # #
Editor's Note: Washington Mutual's press releases are available at no charge through the company's News On Demand Plus System. For a menu of Washington Mutual press releases or to retrieve a specific release, call 1-800-329-6236. On the Internet, press releases may be accessed at http://www.businesswire.com/cnn/wm.htm

                                WASHINGTON MUTUAL, INC.
                           CONSOLIDATED STATEMENTS OF INCOME
                   (dollars in thousands, except per share amounts)
                                      (unaudited)


                                                         Quarter Ended                 Nine Months Ended
--------------------------------------------------------------------------------------------------------
                                               Sept. 30,    June 30,   Sept. 30,    Sept. 30,   Sept. 30,
                                                   1999        1999        1998         1999        1998
--------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Loans                                      $2,126,725  $2,013,372  $2,052,164   $6,168,599  $6,102,269
  Available-for-sale securities                 644,262     646,322     430,077    1,829,596   1,241,059
  Held-to-maturity securities                   239,199     258,416     288,197      744,992     910,162
  Other interest income                          49,330      41,512      43,840      130,069     130,607
--------------------------------------------------------------------------------------------------------
   Total interest income                      3,059,516   2,959,622   2,814,278    8,873,256   8,384,097
INTEREST EXPENSE
  Deposits                                      775,800     792,694     890,311    2,382,121   2,721,536
  Borrowings                                  1,164,050   1,018,220     860,598    3,095,566   2,449,193
--------------------------------------------------------------------------------------------------------
   Total interest expense                     1,939,850   1,810,914   1,750,909    5,477,687   5,170,729
--------------------------------------------------------------------------------------------------------
     Net interest income                      1,119,666   1,148,708   1,063,369    3,395,569   3,213,368
Provision for loan losses                        40,799      42,857      34,376      125,356     128,745
--------------------------------------------------------------------------------------------------------
   Net interest income after
     provision for loan losses                1,078,867   1,105,851   1,028,993    3,270,213   3,084,623
OTHER INCOME
  Depositor and other retail banking fees       198,360     182,114     150,049      543,891     404,745
  Securities fees and commissions                70,781      69,364      50,856      199,667     149,342
  Insurance fees and commissions                 10,571      10,269      14,075       31,510      40,452
  Loan servicing income                          23,871      23,881      27,868       73,783      91,141
  Loan related income                            24,586      26,859      28,135       77,992      83,387
  Mortgage banking income                        14,642      28,021      34,210       81,025     101,872
  Gain on sale of retail deposit branch systems      --          --     289,040           --     289,040
  Gain on sale of other assets                    6,547       4,392       8,677       22,872      23,464
  Provision for recourse liability                   --          --     (15,917)      (5,142)    (41,436)
  Other operating income                         20,161      19,218      22,073       60,183      60,824
--------------------------------------------------------------------------------------------------------
   Total other income                           369,519     364,118     609,066    1,085,781   1,202,831
OTHER EXPENSE
  Salaries and employee benefits                294,323     302,120     299,785      898,052     896,423
  Occupancy and equipment                       139,237     137,160     120,820      411,301     367,403
  Telecommunications and outsourced
    information services                         70,862      67,180      64,211      208,106     190,501
  Regulatory assessments                         14,621      14,840      15,679       44,824      48,570
  Transaction-related expense                    12,673      36,569      20,465       73,044      76,747
  Amortization of intangible assets              23,447      23,262      27,734       72,082      77,559
  Foreclosed asset (income) expense              (7,043)       (869)     (1,786)      (6,314)     17,442
  Other operating expense                       151,336     168,362     181,183      476,852     455,939
--------------------------------------------------------------------------------------------------------
   Total other expense                          699,456     748,624     728,091    2,177,947   2,130,584
--------------------------------------------------------------------------------------------------------
    Income before income taxes                  748,930     721,345     909,968    2,178,047   2,156,870
Income taxes                                    278,950     268,671     349,498      811,275     827,025
--------------------------------------------------------------------------------------------------------
NET INCOME                                   $  469,980  $  452,674  $  560,470   $1,366,772  $1,329,845
========================================================================================================
NET INCOME ATTRIBUTABLE TO COMMON STOCK      $  469,980  $  452,674  $  558,092   $1,366,772  $1,313,903
========================================================================================================

Net income per common share:
   Basic                                          $0.83       $0.78       $0.98        $2.37       $2.35
   Diluted                                         0.83        0.78        0.96         2.37        2.29


                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                (dollars in thousands)
                                      (unaudited)


                                                       Quarter Ended                 Nine Months Ended
---------------------------------------------------------------------------------------------------------
                                         Sept. 30,      June 30,      Sept.30,     Sept. 30,     Sept. 30,
                                             1999          1999          1998          1999          1998
---------------------------------------------------------------------------------------------------------
DATA USED TO COMPUTE PER SHARE AMOUNTS
 Net income                              $469,980      $452,674      $560,470    $1,366,772    $1,329,845
 Preferred stock dividends:
  Nonconvertible                               --           --         (1,269)           --        (6,673)
  Convertible                                  --           --         (1,109)           --        (9,269)
---------------------------------------------------------------------------------------------------------
 Net income
  attributable to basic common stock     $469,980      $452,674      $558,092    $1,366,772    $1,313,903
=========================================================================================================

 Net income                              $469,980      $452,674      $560,470    $1,366,772    $1,329,845
 Preferred stock dividends,
   nonconvertible                              --            --        (1,269)           --        (6,673)
---------------------------------------------------------------------------------------------------------
 Net income attributable
  to diluted common stock                $469,980      $452,674      $559,201    $1,366,772    $1,323,172
=========================================================================================================
 Average common shares used
  to calculate earnings per share:
   Basic                              565,360,141   580,214,730   571,589,704   575,777,473   558,830,010
   Common stock equivalents             1,333,556     2,179,938    11,759,104     1,997,716    19,588,600
---------------------------------------------------------------------------------------------------------
   Diluted                            566,693,697   582,394,668   583,348,808   577,775,189   578,418,610

FINANCIAL RATIOS
 Return on average assets                    1.06%         1.05%         1.44%         1.06%         1.15%
 Return on average equity                   21.03         19.04         23.95         19.58         20.19
 Return on average common equity            21.03         19.04         24.00         19.58         20.30
 Efficiency ratio:
  Including amortization of
    intangible assets                       46.97         49.49         43.53         48.60         48.24
  Excluding amortization of
    intangible assets                       45.39         47.95         41.88         46.99         46.49


                               WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                (dollars in thousands)
                                      (unaudited)

                                                      Quarter Ended                  Nine Months Ended
---------------------------------------------------------------------------------------------------------
                                        Sept. 30,      June 30,     Sept. 30,     Sept. 30,     Sept. 30,
                                            1999          1999          1998          1999          1998
---------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE INTEREST RATES
 Yield on loans                             7.35%         7.36%         7.72%         7.38%         7.78%
 Yield on mortgage-backed
   securities ("MBS")                       6.70          6.61          7.15          6.69          7.18
 Yield on investment securities             5.62          5.54          5.96          5.58          6.13
---------------------------------------------------------------------------------------------------------
  Yield on interest-earning assets          7.11          7.07          7.53          7.13          7.57

 Cost of deposits                           3.73          3.79          4.14          3.81          4.19
 Cost of borrowings                         5.47          5.26          5.87          5.39          5.90
---------------------------------------------------------------------------------------------------------
  Cost of interest-bearing liabilities      4.61          4.49          4.84          4.57          4.85

  Net interest spread                       2.50          2.58          2.69          2.56          2.72
  Net interest margin                       2.64          2.74          2.88          2.72          2.89

AVERAGE BALANCES
 Loans                              $115,584,502  $109,523,390  $106,237,972  $111,504,519  $104,680,863
 MBS                                  52,239,151    54,227,044    39,482,647    50,767,461    39,021,997
 Investment securities                 4,101,172     3,681,555     3,753,078     3,799,978     3,969,327
---------------------------------------------------------------------------------------------------------
  Total interest-earning assets      171,924,825   167,431,989   149,473,697   166,071,958   147,672,187

 Deposits                             82,511,343    83,920,105    85,426,522    83,566,677    86,896,450
 Borrowings                           84,500,292    77,666,546    58,235,865    76,795,776    55,458,676
---------------------------------------------------------------------------------------------------------
  Total interest-bearing
   liabilities                       167,011,635   161,586,651   143,662,387   160,362,453   142,355,126

 Total assets                        178,181,044   173,205,859   155,456,034   171,959,382   153,699,694
 Stockholders' equity                  8,938,658     9,509,791     9,361,631     9,307,584     8,782,311


                                WASHINGTON MUTUAL, INC.
                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (dollars in thousands, except per share amounts)
                                     (unaudited)


                                                      Sept. 30, 1999  June 30, 1999  Dec. 31, 1998
--------------------------------------------------------------------------------------------------
ASSETS
  Cash                                                  $  2,406,198   $  1,642,285   $  2,695,454
  Cash equivalents                                            60,911         64,669         61,520
  Trading securities                                          30,740         29,899         39,068
  Available-for-sale securities:
      MBS                                                 37,483,437     39,663,120     32,399,591
      Investment securities                                  455,474        405,992        517,462
  Held-to-maturity securities:
      MBS                                                 12,967,231     14,145,918     13,992,235
      Investment securities                                  138,043        138,135        137,247
  Loans:
      Loans held in portfolio                            119,541,616    111,142,106    107,612,197
      Loans held for sale                                    304,418        824,494      1,826,549
      Reserve for loan losses                             (1,051,369)    (1,053,589)    (1,067,840)
--------------------------------------------------------------------------------------------------
        Total loans                                      118,794,665    110,913,011    108,370,906
  Investment in Federal Home Loan Banks ("FHLBs")          2,669,898      2,419,151      2,030,027
  Foreclosed assets                                          222,689        244,188        274,767
  Premises and equipment                                   1,544,342      1,530,636      1,421,162
  Intangible assets                                          936,433        960,091      1,009,666
  Mortgage servicing rights                                  489,037        492,619        461,295
  Other assets                                             2,600,806      2,391,700      2,082,881
--------------------------------------------------------------------------------------------------
       Total assets                                     $180,799,904   $175,041,414   $165,493,281
==================================================================================================
LIABILITIES
  Deposits:
     Checking accounts                                  $ 13,542,197   $ 13,546,078   $ 13,460,731
     Savings accounts and money market deposit
      accounts ("MMDAs")                                  31,127,144     31,499,804     28,285,868
     Time deposit accounts                                36,955,147     38,079,432     43,745,542
--------------------------------------------------------------------------------------------------
       Total deposits                                     81,624,488     83,125,314     85,492,141
  Federal funds purchased and commercial paper             1,574,706      3,448,525      2,482,830
  Securities sold under agreements to repurchase          28,649,976     26,286,536     17,519,538
  Advances from FHLBs                                     52,531,731     46,223,504     39,748,613
  Other borrowings                                         5,850,417      4,894,603      5,449,508
  Other liabilities                                        1,662,606      2,001,370      5,456,251
--------------------------------------------------------------------------------------------------
       Total liabilities                                 171,893,924    165,979,852    156,148,881
STOCKHOLDERS' EQUITY                                       8,905,980      9,061,562      9,344,400
--------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity       $180,799,904   $175,041,414   $165,493,281
==================================================================================================

Common shares outstanding at end of period               574,428,172    582,765,123    593,408,525
Book value per common share                                   $15.83         $15.88         $16.07
Tangible book value per common share                           14.50          14.53          14.66

Full-time equivalent employees at end of period               26,967         28,108         27,957

                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                   (dollars in thousands, except per share amounts)
                                      (unaudited)

Note: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations. It is not intended to replace traditional financial statement disclosures in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.


                                                                 Quarter Ended            Nine Months Ended
------------------------------------------------------------------------------------------------------------
                                                        Sept. 30,  June 30, Sept. 30,   Sept. 30,   Sept. 30,
                                                            1999      1999      1998        1999        1998
------------------------------------------------------------------------------------------------------------
REPORTED FINANCIAL RESULTS
 Net income                                             $469,980  $452,674  $560,470  $1,366,772  $1,329,845
 Net income per diluted common share                       $0.83     $0.78     $0.96       $2.37       $2.29

 Financial ratios on reported financial results:
  Return on average assets                                  1.06%     1.05%     1.44%       1.06%       1.15%
  Return on average equity                                 21.03     19.04     23.95       19.58       20.19
  Return on average common equity                          21.03     19.04     24.00       19.58       20.30
  Efficiency ratio (excluding amortization of
   intangible assets)                                      45.39     47.95     41.88       46.99       46.49

OPERATING FINANCIAL RESULTS
 Earnings from operations                               $477,932  $475,623  $573,281  $1,412,608  $1,376,791
 Earnings per diluted common share                         $0.84     $0.82     $0.98       $2.44       $2.38

 Financial ratios on earnings from operations:
  Return on average assets                                  1.07%     1.10%     1.48%       1.10%       1.19%
  Return on average equity                                 21.39     20.01     24.49       20.24       20.90
  Return on average common equity                          21.39     20.01     24.55       20.24       21.02
  Efficiency ratio (excluding amortization of
   intangible assets)                                      44.54     45.53     40.65       45.36       44.75

CASH OPERATING FINANCIAL RESULTS
 Cash earnings from operations                          $496,724  $494,266  $595,823  $1,470,323  $1,439,831
 Cash earnings per diluted common share                    $0.88     $0.85     $1.02       $2.54       $2.49

 Financial ratios on earnings from cash operations:
  Return on average assets                                  1.12%     1.14%     1.53%       1.14%       1.25%
  Return on average equity                                 22.23     20.79     25.46       21.06       21.86
  Return on average common equity                          22.23     20.79     25.52       21.06       21.98

EARNINGS FROM OPERATIONS
 Reported pretax income                                 $748,930  $721,345  $909,968  $2,178,047  $2,156,870
 Transaction/transition-related expense                   12,673    36,569    20,465      73,044      76,747
------------------------------------------------------------------------------------------------------------
  Adjusted pretax income                                 761,603   757,914   930,433   2,251,091   2,233,617
 Provision for income taxes                              283,671   282,291   357,152     838,483     856,826
------------------------------------------------------------------------------------------------------------
  Earnings from operations                              $477,932  $475,623  $573,281  $1,412,608  $1,376,791
============================================================================================================
CASH EARNINGS FROM OPERATIONS
  Earnings from operations                              $477,932  $475,623  $573,281  $1,412,608  $1,376,791
  Amortization of intangible assets, net of tax           18,792    18,643    22,542      57,715      63,040
------------------------------------------------------------------------------------------------------------
  Cash earnings from operations                         $496,724  $494,266  $595,823  $1,470,323  $1,439,831
============================================================================================================
AMORTIZATION OF INTANGIBLE ASSETS
 Total amortization of intangible assets
  during the period                                      $23,447   $23,262   $27,734     $72,082     $77,559
 Tax benefit (1)                                           4,655     4,619     5,192      14,367      14,519
------------------------------------------------------------------------------------------------------------
Amortization of intangible assets, net of tax benefit    $18,792   $18,643   $22,542     $57,715     $63,040
============================================================================================================
(1) A tax benefit was included on approximately 53% (1999) and 48% (1998) of the amortization of intangible assets.

                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                      (unaudited)


                                                                 Sept. 30,      June 30,
                                                                     1999          1999
---------------------------------------------------------------------------------------
CAPITAL ADEQUACY
  Stockholders' equity/total assets                                  4.93%         5.18%
  Stockholder's equity(excluding unrealized loss on
    available-for-sale securities)/total assets                      5.25          5.40



                                                       Sept. 30,    June 30,   Sept. 30,
                                                           1999        1999        1998
---------------------------------------------------------------------------------------
RETAIL CHECKING ACCOUNTS (1)
  WMB and WMBfsb                                        995,725     966,135     874,517
  WMB, FA                                             3,214,817   3,113,036   2,958,132
---------------------------------------------------------------------------------------
     Total retail checking accounts                   4,210,542   4,079,171   3,832,649
=======================================================================================
RETAIL CHECKING ACCOUNT ACTIVITY (1)
  Net accounts opened during the quarter:
   WMB and WMBfsb                                        29,590      25,293      41,050
   WMB, FA                                              101,781      53,329     (45,297)
---------------------------------------------------------------------------------------
  Net new retail checking accounts                      131,371      78,622      (4,247)
=======================================================================================
  Accounts sold during the quarter (2)                       --          --      60,446

(1) Retail checking accounts exclude commercial business accounts. The information provided refers to the number of accounts, not dollar volume.
(2) The east coast Florida branches of Home Savings were sold during third quarter 1998.


                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                             Quarter Ended            Nine Months Ended
----------------------------------------------------------------------------------------
                                    Sept. 30,   June 30,  Sept. 30,  Sept. 30,  Sept. 30,
                                        1999       1999       1998       1999       1998
----------------------------------------------------------------------------------------
LOAN ORIGINATIONS
  Single-family residential ("SFR"):
    Adjustable rate ("ARMs")       $ 8,585.6  $ 7,224.8  $ 4,598.7  $20,984.9  $13,060.1
    Fixed rate                       1,413.5    3,774.5    5,062.4    9,683.5   15,940.8
  SFR - construction                   581.9      570.7      494.9    1,533.2    1,302.3
  Manufactured housing                  76.1       61.4       83.8      187.9      221.3
  Second mortgage and other consumer   694.7      651.5      755.8    1,919.1    2,246.2
  Commercial business                  219.0      303.7      224.8      821.1      748.9
  Apartment buildings                  473.5      427.0      606.5    1,225.1    1,526.0
  Other commercial real estate          78.2       63.0       97.6      200.2      306.6
  Consumer finance                     637.9      578.9      725.0    1,716.7    1,806.9
----------------------------------------------------------------------------------------
   Total loan originations         $12,760.4  $13,655.5  $12,649.5  $38,271.7  $37,159.1
========================================================================================
  As a percentage of total loan originations:
    SFR, excluding SFR construction       78%        81%        76%        80%        78%
    All other                             22         19         24         20         22

SFR LOAN ORIGINATIONS
  Short-term ARMs:
   Treasury index                   $4,149.0  $ 2,791.1   $2,361.4  $ 8,886.5  $ 6,342.2
   COFI                                212.7      150.5      104.0      488.9      676.3
   Other                                 1.6        1.4        9.3        8.5      140.1
----------------------------------------------------------------------------------------
    Total short-term ARMs            4,363.3    2,943.0    2,474.7    9,383.9    7,158.6
  Medium-term ARMs:
   Treasury index                    4,222.3    4,281.8    2,066.8   11,600.9    5,661.9
   COFI                                   --         --       57.2         --       57.2
   Other                                  --         --         --        0.1      182.4
----------------------------------------------------------------------------------------
    Total medium-term ARMs           4,222.3    4,281.8    2,124.0   11,601.0    5,901.5
  Fixed-rate mortgages               1,413.5    3,774.5    5,062.4    9,683.5   15,940.8
----------------------------------------------------------------------------------------
   Total SFR loan originations      $9,999.1  $10,999.3   $9,661.1  $30,668.4  $29,000.9
========================================================================================


                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)



                                                            Change from
                                                          June 30, 1999     Sept. 30,    June 30,   Sept. 30,
                                                      to Sept. 30, 1999         1999        1999        1998
------------------------------------------------------------------------------------------------------------
LOANS AND MBS BY PROPERTY TYPE
Loans held in portfolio:
 SFR                                                          $ 7,815.7   $ 90,284.8  $ 82,469.1  $ 77,409.9
 SFR - construction                                               105.4      1,172.5     1,067.1       973.7
 Manufactured housing, second mortgage and other consumer         110.5      6,146.7     6,036.2     5,575.0
 Commercial business                                               64.1      1,312.9     1,248.8     1,076.7
 Apartment buildings                                              217.5     14,623.3    14,405.8    14,733.1
 Other commercial real estate                                     (63.7)     3,109.4     3,173.1     3,628.6
 Consumer finance                                                 150.0      2,892.0     2,742.0     2,433.2
------------------------------------------------------------------------------------------------------------
Total loans held in portfolio                                   8,399.5    119,541.6   111,142.1   105,830.2
Loans securitized and retained as MBS                          (1,630.1)    22,652.0    24,282.1    27,789.1
------------------------------------------------------------------------------------------------------------
 Total loans held in portfolio and loans
  securitized and retained as MBS                               6,769.4    142,193.6   135,424.2   133,619.3
Loans held for sale                                              (520.1)       304.4       824.5     1,668.6
Less: reserve for loan losses                                       2.2     (1,051.4)   (1,053.6)   (1,151.5)
------------------------------------------------------------------------------------------------------------
 Total loans and loans securitized and retained as MBS          6,251.5    141,446.6   135,195.1   134,136.4
Purchased MBS                                                  (1,728.2)    27,798.7    29,526.9    14,394.8
------------------------------------------------------------------------------------------------------------
 Total loans and MBS                                          $ 4,523.3   $169,245.3  $164,722.0  $148,531.2
============================================================================================================


                                                                         Change from             Change from
                                                                       June 30, 1999           Sept 30, 1998
                                                                   to Sept. 30, 1999       to Sept. 30, 1998
------------------------------------------------------------------------------------------------------------
CHANGE IN LOANS AND LOANS SECURITIZED
 AND RETAINED AS MBS
 Loans held in portfolio:
  Loans originated and purchased                                           $15,282.2               $50,153.4
  Loans securitized                                                               --                (2,340.2)
  Loans sold                                                                    (5.8)                  (54.1)
  Loan payments and other                                                   (6,876.9)              (34,047.7)
------------------------------------------------------------------------------------------------------------
 Change in loans held in portfolio                                           8,399.5                13,711.4
 Change in loans securitized and retained as MBS                            (1,630.1)               (5,137.1)
------------------------------------------------------------------------------------------------------------
  Change in loans held in portfolio and
   loans securitized and retained as MBS                                     6,769.4                 8,574.3
 Loans held for sale:
  Loans originated                                                             922.0                11,327.7
  Loans sold                                                                (1,442.1)              (12,691.9)
------------------------------------------------------------------------------------------------------------
 Change in loans held for sale                                                (520.1)               (1,364.2)
 Change in reserve for loan losses                                               2.2                   100.1
------------------------------------------------------------------------------------------------------------
  Total change in loans and loans securitized
   and retained as MBS                                                     $ 6,251.5               $ 7,310.2
============================================================================================================
  As a percentage of total loans and loans securitized
   and retained as MBS at beginning of period                                    4.6%                    5.4%
  As a percentage of total assets at beginning of period                         3.6                     4.6


                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                       Change from
                                     June 30, 1999     Sept. 30,  % of     June 30,  % of    Sept. 30,  % of
                                 to Sept. 30, 1999         1999  total        1999  total        1998  total
-------------------------------------------------------------------------------------------------------------
REAL ESTATE LOANS AND MBS
 Short-term ARMs:
  COFI                                   $(6,286.1)  $ 59,917.6    37%  $ 66,203.7    43%  $ 75,762.3    54%
  Treasury index                           5,888.1     21,780.5    14     15,892.4    10     17,602.5    13
  Other                                    1,093.5      6,048.1     4      4,954.6     3     11,583.6     8
-------------------------------------------------------------------------------------------------------------
   Total short-term ARMs                     695.5     87,746.2    55     87,050.7    56    104,948.4    75
 Medium-term ARMs:
  Treasury index                           5,339.4     29,219.4    18     23,880.0    15      9,099.5     6
  COFI                                       (29.9)       747.4     1        777.3     1        903.2     1
  Other                                     (134.2)     1,781.7     1      1,915.9     1      2,658.5     2
-------------------------------------------------------------------------------------------------------------
  Total medium-term ARMs                   5,175.3     31,748.5    20     26,573.2    17     12,661.2     9
 Fixed-rate loans held in portfolio          467.2     17,564.9    11     17,097.7    11     12,710.3     9
 Fixed-rate loans held for sale             (520.1)       304.4     -        824.5     1      1,668.6     1
 Fixed-rate MBS                           (1,621.4)    22,581.1    14     24,202.5    15      8,609.3     6
-------------------------------------------------------------------------------------------------------------
   Total real estate loans and MBS       $ 4,196.5   $159,945.1   100%  $155,748.6   100%  $140,597.8   100%
=============================================================================================================

LOANS SERVICED FOR OTHERS                $  (528.5)  $ 51,906.3         $ 52,434.8         $ 50,493.7
=============================================================================================================


                                                                        Sept. 30, 1999         June 30, 1999
-------------------------------------------------------------------------------------------------------------
                                                                        Balance   Term       Balance    Term
-------------------------------------------------------------------------------------------------------------
                                                                              (in months)          (in months)
DEPOSITS, BORROWINGS AND DERIVATIVES
  OUTSTANDING AND CONTRACTUAL TERMS

Deposits:
  Noninterest bearing checking accounts                              $  7,391.5     NA     $  7,528.8     NA
  Interest bearing checking accounts,
    savings accounts and MMDAs                                         37,277.8     NA       37,517.1     NA
  Time deposit accounts                                                36,955.2      8       38,079.4      7
-------------------------------------------------------------------------------------------------------------
   Total deposits                                                      81,624.5             83,125.3

Borrowings:
  Adjustable                                                           52,827.9     15       45,864.6     16
  Short-term fixed                                                     27,031.5      4       27,303.0      3
  Long-term fixed                                                       8,747.4     68        7,685.6     71
-------------------------------------------------------------------------------------------------------------
   Total borrowings                                                    88,606.8              80,853.2

-------------------------------------------------------------------------------------------------------------
Total deposits and borrowings                                        $170,231.3            $163,978.5
=============================================================================================================

Notional amount of derivatives:
  Matched against assets                                              $   300.0      2      $   300.0      5
  Matched against deposits                                              1,519.1     20        1,621.3     21
  Matched against borrowings                                           19,113.0     18       17,263.0     12
-------------------------------------------------------------------------------------------------------------
   Total derivatives                                                  $20,932.1             $19,184.3
=============================================================================================================

                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                                                        Quarter Ended
----------------------------------------------------------------------------------------------------------
                                                     Sept. 30,   June 30,   Mar. 31,   Dec. 31,   Sept. 30,
                                                         1999       1999       1999       1998        1998
----------------------------------------------------------------------------------------------------------
RESERVE FOR LOAN LOSSES
 Balance, beginning of quarter                       $1,053.6   $1,069.7   $1,067.8   $1,151.5    $1,156.3
 Provision for loan losses                               40.8       42.9       41.7       33.2        34.4
 Reserves added through business combinations              --         --         --        0.1          --
 Reserves transferred to recourse liability                --         --       (7.5)     (73.6)       (0.8)
 Reserves transferred from other liabilities               --         --       12.7         --          --
 Loans charged off:
  SFR and SFR construction                               (9.9)      (8.5)     (11.1)     (13.6)      (13.5)
  Manufactured housing, second mortgage and
   other consumer                                       (12.2)     (10.4)     (13.4)      (8.1)       (7.3)
  Commercial business                                    (0.7)      (1.3)      (2.5)      (1.2)       (1.4)
  Commercial real estate                                 (3.4)     (22.9)      (3.9)      (6.6)       (5.8)
  Consumer finance                                      (23.6)     (22.8)     (23.8)     (24.5)      (21.9)
----------------------------------------------------------------------------------------------------------
   Total loans charged off                              (49.8)     (65.9)     (54.7)     (54.0)      (49.9)
 Recoveries of loans previously charged off:
  SFR and SFR construction                                0.5        0.2        2.1        3.9         5.9
  Manufactured housing, second mortgage and
   other consumer                                         1.0        0.7        0.6        0.4         0.5
  Commercial business                                     0.1        0.2        0.2        0.5         0.2
  Commercial real estate                                  1.4        1.7        2.7        2.2         1.2
  Consumer finance                                        3.8        4.1        4.1        3.6         3.7
----------------------------------------------------------------------------------------------------------
   Total recoveries of loans previously charged off       6.8        6.9        9.7       10.6        11.5
----------------------------------------------------------------------------------------------------------
    Net charge offs                                     (43.0)     (59.0)     (45.0)     (43.4)      (38.4)
----------------------------------------------------------------------------------------------------------
 Balance, end of quarter                             $1,051.4   $1,053.6   $1,069.7   $1,067.8    $1,151.5
==========================================================================================================

Net charge offs as a percentage of average loans        0.15%      0.22%      0.16%      0.16%       0.14%


                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                                       Sept. 30,    June 30,   Sept. 30,
                                                           1999        1999        1998
---------------------------------------------------------------------------------------
RESERVE FOR LOAN LOSSES
 Specific and allocated reserves:
  Commercial real estate                               $   74.6    $   85.0    $  133.5
  Commercial business                                      18.4        18.2         9.0
  Builder construction                                      4.7         3.6         0.9
---------------------------------------------------------------------------------------
   Total specific and allocated reserves                   97.7       106.8       143.4
 Unallocated reserves                                     953.7       946.8     1,008.1
---------------------------------------------------------------------------------------
   Total reserve for loan losses                       $1,051.4    $1,053.6    $1,151.5
=======================================================================================

 Reserve for loan losses as a percentage of:
   Nonaccrual loans                                        126%        128%       114%
   Nonperforming assets                                     99          99         89


Changes in the liability for losses on loans securitized with recourse and retained or sold, included in "other liabilities," were as follows:

RECOURSE LIABILITY
 Balance, beginning of quarter                           $122.0      $128.0       $74.0
 Transfer from reserve for loan losses                       --          --         0.8
 Charge offs, net of provision for losses                  (5.0)       (6.0)       (2.2)
---------------------------------------------------------------------------------------
 Balance, end of quarter                                 $117.0      $122.0       $72.6
=======================================================================================

The total loss coverage represents the reserve for loan losses and recourse liability as a percentage of nonaccrual loans:

 Total loss coverage percentage                             140%        143%       121%


                                WASHINGTON MUTUAL, INC.
                            SELECTED FINANCIAL INFORMATION
                                 (dollars in millions)
                                      (unaudited)


                                                          Sept. 30,   June 30,  Sept. 30,
                                                              1999       1999       1998
----------------------------------------------------------------------------------------
NONPERFORMING ASSETS ("NPAS")
 Nonaccrual loans:
  SFR and SFR construction                                $  661.8   $  661.6   $  849.0
  Manufactured housing, second mortgage and
   other consumer                                             45.6       46.7       36.5
  Commercial business                                         12.5        7.0        3.0
  Apartment buildings and other commercial real estate        57.8       51.4       68.4
  Consumer finance                                            57.1       53.7       55.0
----------------------------------------------------------------------------------------
   Total nonaccrual loans                                    834.8      820.4    1,011.9
 Foreclosed assets:
  SFR and SFR construction                                   172.7      181.3      215.7
  Manufactured housing, second mortgage and
   other consumer                                              9.5       14.2       10.4
  Apartment buildings and other commercial real estate        37.7       46.8       53.0
  Consumer finance                                             2.8        1.9        2.0
----------------------------------------------------------------------------------------
   Net foreclosed assets                                     222.7      244.2      281.1
----------------------------------------------------------------------------------------
   Total NPAs                                             $1,057.5   $1,064.6   $1,293.0
========================================================================================

 NPAs by property type:
  SFR and SFR construction                                $  834.5   $  842.9   $1,064.7
  Manufactured housing, second mortgage and
   other consumer                                             55.1       60.9       46.9
  Commercial business                                         12.5        7.0        3.0
  Apartment buildings                                         47.0       57.1       80.9
  Other commercial real estate                                48.5       41.1       40.5
  Consumer finance                                            59.9       55.6       57.0
----------------------------------------------------------------------------------------
   Total NPAs                                             $1,057.5   $1,064.6   $1,293.0
========================================================================================

 NPAs as a percentage of:
  Total loans                                                 0.89%      0.96%      1.22%
  Total assets                                                0.58       0.61       0.81

